Exhibit 10.11

STOCK APPRECIATION RIGHTS AGREEMENT PURSUANT TO THE

CARRIZO OIL & GAS, INC.

CASH-SETTLED STOCK APPRECIATION RIGHTS PLAN

THIS AGREEMENT (“Agreement”) is made as of the 3rd day of June, 2009 (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and employee name (the “Grantee”).

The Company has adopted the Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan, as established effective June 3, 2009 (the “Plan”), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of certain individuals providing services to the Company and its Subsidiaries, as set forth in the Plan.  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the stock appreciation rights provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.

The Company and Grantee therefore agree as follows:

1. Grant of SAR.  Subject to the terms and conditions herein, the Company grants to the Grantee during the period commencing on June 3rd, 2009 and expiring at 5 p.m. Houston, Texas time  (“Close of Business”) on June 3rd, 2016 (the “SAR Term”), subject to earlier termination pursuant to paragraph 6 below, a stock appreciation right with respect to the number of shares of Company Common Stock (“Common Stock”) set forth on Schedule 1 hereto (the “SAR Shares”) with an exercise price set forth on Schedule 1 (the “Exercise Price”).  The Exercise Price and SAR Shares are subject to adjustment pursuant to paragraph 9 below.  This stock appreciation right is hereinafter referred to as the “SAR.”

2. Conditions of Exercise.  The SAR is exercisable only in accordance with the conditions stated in this paragraph.

(a) Except as otherwise provided in this subparagraph (a), the SAR may only be exercised to the extent the SAR has become available for exercise in accordance with the following schedule, provided, however, that the SAR shall not be exercisable unless the average daily production of the Company for the calendar quarter ended September 30, 2009 (“3Q09”) is at least (i) 54,764 thousand standard cubic feet equivalent per day (“Mcfe/d”), if the Company’s weighted average realized natural gas price (excluding the impact of cash settled hedges) for 3Q09 is greater than or equal to $3/Mcf or (ii) 43,811 Mcfe/d, if the Company’s weighted average realized natural gas price (excluding the impact of cash settled hedges) for 3Q09 is less than $3/Mcf:

        Percentage of SAR
         Date_                                         Shares Available for Exercise

May 28, 2010                                                      33.3%
May 28, 2011                                                      33.3%
May 28, 2012                                                      33.3%

Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, the SAR will not be exercisable with respect to any additional SAR Shares if (i) Grantee has not remained in the continuous employment of the Company and its Subsidiaries through the applicable date.  A change of employment is continuous employment within the meaning of this paragraph 2 provided that, after giving effect to such change, the Grantee continues to be an employee of the Company or any Subsidiary.

(b) To the extent the SAR becomes exercisable, the SAR may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the SAR Term or earlier termination thereof.

3. Manner of Exercise.  The SAR shall be considered exercised (as to the number of SAR Shares specified in the notice referred to in subparagraph (a) below) on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:

(a) Written notice, in such form as the Committee may require, designating, among other things, the date of exercise and the number of SAR Shares with respect to which the SAR is to be exercised; and

(b) Any other documentation that the Committee may reasonably require.

4. Mandatory Withholding for Taxes.  Grantee acknowledges and agrees that the Company shall deduct from the cash otherwise payable or deliverable upon exercise of the SAR an amount of cash that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee.

5. Payment by the Company.  As soon as practicable after receipt of all items referred to in paragraph 3, and subject to the withholding referred to in paragraph 4, the Company shall deliver to the Grantee an amount, in cash, equal to the product of (i) the number of SAR Shares with respect to which the SAR was exercised and (ii) the difference between (A) the Fair Market Value per share of Common Stock on the date of exercise and (B) the Exercise Price.

6. Termination of Employment.  Unless otherwise determined by the Committee in its sole discretion, the SAR shall terminate, prior to the expiration of the SAR Term, at the time specified below:

(a) If Grantee terminates employment with the Company and its Subsidiaries voluntarily without Good Reason (as defined below), then the SAR shall terminate at the Close of Business on the first business day following the expiration of the 90 day period which began on the date of termination of Grantee’s employment; or

(b) If Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for Cause (as defined below), then the SAR shall terminate immediately upon termination of Grantee’s employment.

In any event in which the SAR remains exercisable for a period of time following the date of termination of Grantee’s employment, the SAR may be exercised during such period of time only to the extent it is or becomes exercisable as provided in paragraph 2.  Notwithstanding any period of time referenced in this paragraph 6 or any other provision of this paragraph that may be construed to the contrary, the SAR shall in any event terminate upon the expiration of the SAR Term.

“Cause” for purposes of the Agreement shall mean cause as defined in any written employment agreement between the Grantee and the Company or a Subsidiary in effect at the time of the Grantee’s termination of employment or, in the absence of any such employment agreement, any of the following: (a) conviction of the Grantee by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (b) the Grantee’s knowing failure or refusal to follow reasonable instructions of the Board or reasonable policies, standards and regulations of the Company or its Subsidiaries; (c) the Grantee’s continued failure or refusal to faithfully and diligently perform the usual, customary duties of his employment with the Company or a Subsidiary; (d) the Grantee continuously conducting himself in an unprofessional, unethical, immoral or fraudulent manner; or (e) the Grantee’s conduct discredits the Company or a Subsidiary or is detrimental to the reputation, character and standing of the  Company or a Subsidiary.

“Good Reason” for purposes of the Agreement shall mean good reason as defined in any written employment agreement between the Grantee and the Company or a Subsidiary in effect at the time of the Grantee’s termination of employment or, in the absence of any such employment agreement, shall be deemed to have occurred upon the happening of any of the following:

(i) any reduction in Grantee’s annual rate of salary;

(ii) either (x) a failure of the Company to continue in effect any employee benefit plan in which Grantee was participating or (y) the taking of any action by the Company that would adversely affect Grantee’s participation in, or materially reduce Grantee’s benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the senior members of the corporate management of the Company generally;

(iii) the assignment to Grantee of duties and responsibilities that are materially more oppressive or onerous than those attendant to Grantee’s position immediately after the date hereof;

(iv) the relocation of the office location as assigned to Grantee by the Company to a location more than 20 miles from Grantee’s current location without Grantee’s consent; or

(v) the failure of the Company to obtain, prior to the time of any reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction effective after the date hereof, in which the Company is not the surviving person, the unconditional assumption in writing or by operation of law of the Company’s obligations to Grantee under this Agreement by each direct successor to the Company in any such transaction.

Notwithstanding any provision to the contrary, in order for any event(s) in subparagraph (i) through (v) above to constitute “Good Reason” for purposes of this Agreement, (A) the Grantee must notify the Company within 90 days following the initial occurrence of the event(s) that the Grantee intends to terminate his employment with the Company because of the occurrence of Good Reason (which event must be described by the Executive in reasonable detail) and (B) within 60 days after receiving such notice from the Grantee (the “Correction Period”), the Company must fail to reinstate the Grantee to the position he was in, or otherwise cure the circumstances giving rise to Good Reason.  The Grantee’s termination for Good Reason may occur only within 60 days following the expiration of the Correction Period.

7. Nontransferability of SAR.  During Grantee’s lifetime, the SAR is not transferable (voluntarily or involuntarily) other than pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and, except as otherwise required pursuant to a QDRO, is exercisable only by the Grantee or Grantee’s court appointed legal representative.  The Grantee may designate a beneficiary or beneficiaries to whom the SAR shall pass upon Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Grantee.  If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the SAR shall pass by will or the laws of descent and distribution.  Following Grantee’s death, the SAR, if otherwise exercisable, may be exercised by the person to whom such SAR passes according to the foregoing and such person shall be deemed the Grantee for purposes of any applicable provisions of this Agreement.

Notwithstanding the foregoing, the SAR is transferable by the Grantee to (i) the children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety‑nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”).  Subsequent transfers of a transferred SAR shall be prohibited except by will or the laws of descent and distribution or pursuant to a QDRO, unless such transfers are made to the original Grantee or a person to whom the original Grantee could have made a transfer in the manner described herein.  No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee.  Following transfer, the SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Grantee” shall be deemed to refer to the transferee.  The consequences of termination of employment shall continue to be applied with respect to the original Grantee, following which the SAR shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and this Agreement.

8. No Stockholder Rights.  The Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates.  Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 12 of the Plan.

9. Adjustments.  As provided in Section 12 of the Plan, certain adjustments may be made to the SAR upon the occurrence of events or circumstances described in Section 12 of the Plan.

10. Restrictions Imposed by Law.  Without limiting the generality of Section 13 of the Plan, the Grantee agrees that Grantee will not exercise the SAR and that the Company will not be obligated to deliver any payment, if counsel to the Company determines that such exercise or payment would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted.  The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the SAR or the resulting payment to comply with any such law, rule, regulation or agreement.

11. Notice.  Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:

Carrizo Oil & Gas, Inc.
1000 Louisiana St., Suite 1500
Houston, Texas 77002

or (b) sent by first class mail, postage prepaid and addressed as follows:

Carrizo Oil & Gas, Inc.
1000 Louisiana St, Suite 1500
Houston, Texas 77002
Attention: Payroll/Benefits Manager

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

12. Amendment.  Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 5 of the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,

(a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to Section 5 of the Plan, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made and no such action shall adversely affect the SAR to the extent then exercisable without the Grantee’s consent.

13. Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

14. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

15. Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan.  This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder.  All decisions of the

Committee upon questions regarding the Plan or this Agreement shall be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control.  The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

16. Duplicate Originals.  The Company and the Grantee may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.

17. Rules by Committee.  The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

18. Entire Agreement.  Subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the SAR and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the SAR.

19. Grantee Acceptance.  Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

ATTEST:                                                                           CARRIZO OIL & GAS, INC.

_________________________________                        By:  _________________________________
Secretary                                                                                   Name:  S. P. Johnson
           Title:    President

ACCEPTED:

__________________________________________

Schedule 1 to Stock Appreciation Rights
Agreement dated as of June 3, 2009

Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan

Grantee:                                [Employee Name]

Grant Date:                            June 3, 2009

Exercise Price:                       $20.22 per share

SAR Shares:	______ shares of Common Stock.

Exhibit B to Stock Appreciation Rights
  Agreement dated as of June 3, 2009

Carrizo Oil & Gas, Inc. Cash-Settled Stock Appreciation Rights Plan

Designation of Beneficiary

I, ___________________________________________ (the “Grantee”), hereby declare that upon my death

 ________________________________________________________________________ (the “Beneficiary”) of
Name
__________________________________________________________________________________________,
Street Address                               City                                State                                Zip Code

who is my _________________________________________________, shall be entitled to the SAR and all other rights
Relationship to Grantee

accorded the Grantee by the above-referenced agreement (the “Agreement”).

It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Grantee’s death.  If any such condition is not satisfied, such rights shall devolve according to the Grantee’s will or the laws of descent and distribution.

It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Grantee, and filed with the Company prior to the
Grantee’s death.

Date	Grantee